UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry in a Material Definitive Agreement

    On February 22, 2011, Bioanalytical Systems, Inc. (the "Company") and Regions Bank (“Regions”) executed a Fifth Amendment (“Amendment”) to its loan agreement with Regions. The Company and Regions agreed that the Amendment and the related Term Loan Note discussed below would be effective as of February 11, 2011. Pursuant to the terms in the fourth amendment, the Company made a $500,000 principal payment on December 17, 2010 on a note that matured on December 18, 2010 and a $500,000 principal payment on February 11, 2011 on another note that matured on February 11, 2011.  Upon receipt of these two payments, Regions incorporated the two loans into a replacement note (“Note”) for $1.3 million maturing on November 1, 2012.  The Note bears interest at LIBOR plus 300 basis points (minimum of 4.5%) with monthly principal payments of approximately $14,000 plus interest. The Note is secured by real estate at the Company’s West Lafayette and Evansville, Indiana locations. Regions also holds approximately $6 million of debt of the Company secured by mortgages on these facilities.

The foregoing discussion of the Amendment is entirely qualified by reference to the text of the Amendment, which is attached as Exhibit 10.1, and incorporated herein by this reference.

 Item 9.01. Exhibit.

(d)      Exhibit

10.1	Fifth Amendment to Loan Agreement between Bioanalytical Systems, Inc. and Regions Bank, executed February 22, 2011 and effective February 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Date: February 24, 2011	By:	/s/ Michael R. Cox
Michael R. Cox
VP-Finance and Administration

Exhibit Index

Exhibit No	Description

10.1	Fifth Amendment to Loan Agreement between Bioanalytical Systems, Inc. and Regions Bank, executed February 22, 2011 and effective February 11, 2011.